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                                                                   Exhibit 10.20

                                 INDEMNIFICATION
                                    AGREEMENT

          This Indemnification Agreement (this "Agreement") is made and entered into effective as of _________ __, 2002, by and between Red Robin Gourmet Burgers, Inc., a Delaware corporation (the "Company"), and ____________ (the "Indemnitee"), a director and/or officer of the Company.

                                   BACKGROUND

          A. The Indemnitee has been selected to serve or is currently serving as a director and/or officer of the Company and in such capacity is expected to render or has rendered valuable services to the Company.

          B. The Company has investigated the availability and sufficiency of liability insurance and Delaware statutory indemnification provisions to provide its directors and officers with adequate protection against various legal risks and potential liabilities to which directors and officers are subject due to their position with the Company and has concluded that insurance and statutory provisions may provide inadequate and unacceptable protection to certain individuals requested to serve as its directors and officers.

          C. In recognition of past services and in order to induce and encourage highly experienced and capable persons such as the Indemnitee to serve as directors and officers of the Company, the Board of Directors has determined, after due consideration and investigation of the terms and provisions of this Agreement and the various other options available to the Company and the Indemnitee in lieu of this Agreement, that this Agreement is not only reasonable and prudent, but necessary to promote and ensure the best interests of the Company and its stockholders.

                                    AGREEMENT

          In consideration of the services and continued services of the Indemnitee and in order to induce the Indemnitee to serve or to continue to serve as a director and/or officer of the Company, the Company and the Indemnitee agree as follows:

     1. Indemnity of the Indemnitee. The Company hereby agrees to hold harmless and indemnify the Indemnitee to the full extent authorized or permitted by the provisions of Section 145 of the Delaware General Corporation Law, as such may be amended from time to time, and Article XV of the Bylaws of the Company, as such may be amended from time to time. In furtherance of the foregoing indemnification, and without limiting the generality thereof:

          (a) Other Than Proceedings by or in the Right of the Company. The Indemnitee shall be entitled to the rights of indemnification provided in this Section l(a) if, by reason of his Corporate Status (as hereinafter defined), he is, or is threatened to be made, a party to or participant in any Proceeding (as hereinafter defined) other than a Proceeding by or in the right of the Company. Pursuant to this Section 1(a), the Indemnitee shall be indemnified against all Expenses (as hereinafter defined), judgments, penalties, fines and amounts paid in settlement

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actually and reasonably incurred by him or on his behalf in connection with such
Proceeding or any claim, issue or matter therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

          (b) Proceedings by or in the Right of the Company. The Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(b) if, by reason of his Corporate Status, he is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company. Pursuant to this Section 1(b), the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that, if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which the Indemnitee shall have been adjudged to be liable to the Company unless and to the extent that a court of competent jurisdiction shall finally determine that such indemnification may be made.

          (c) Indemnification for Expenses of a Party who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified to the maximum extent permitted by law against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If the Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

     2. Additional Indemnity. In addition to, and without regard to any limitations on, the indemnification provided for in Section 1, the Company shall and hereby does indemnify and hold harmless the Indemnitee against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf if, by reason of his Corporate Status, he is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Company), including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of the Indemnitee. The only limitation that shall exist upon the Company's obligations pursuant to this Agreement shall be that the Company shall not be obligated to make any payment to the Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in Sections 7, 8 and 9 hereof) to be unlawful under Delaware law.

     3. Partial Indemnity. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of, but not the total amount of, the Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in the investigation, defense, appeal or settlement of any Proceeding, the Company shall nevertheless indemnify the Indemnitee for the portion of the Expenses, judgments, penalties, fines and amounts paid in settlement to which the Indemnitee is entitled.

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     4.   Contribution in the Event of Joint Liability.

          (a) Whether or not the indemnification provided in Sections 1 and 2 hereof is available, in respect of any threatened, pending or completed Proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such Proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring the Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against the Indemnitee. The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against the Indemnitee.

          (b) Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, the Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed Proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by the Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company other than the Indemnitee who are jointly liable with the Indemnitee (or would be if joined in such Proceeding), on the one hand, and the Indemnitee, on the other hand, from the transaction from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than the Indemnitee who are jointly liable with the Indemnitee (or would be if joined in such Proceeding), on the one hand, and the Indemnitee, on the other hand, in connection with the events that resulted in such Expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which the law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company other than the Indemnitee who are jointly liable with the Indemnitee (or would be if joined in such Proceeding), on the one hand, and the Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their conduct is active or passive.

          (c) The Company hereby agrees to fully indemnify and hold the Indemnitee harmless from any claims of contribution that may be brought by officers, directors or employees of the Company other than the Indemnitee who may be jointly liable with the Indemnitee.

     5. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding to which the Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

     6. Advancement of Expenses. Notwithstanding any other provision of this Agreement, the Company shall advance all Expenses incurred or reasonably anticipated to be incurred by or on behalf of the Indemnitee in connection with any Proceeding by reason of the

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Indemnitee's Corporate Status within ten (10) days after the receipt by the
Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred or reasonably anticipated to be incurred by the Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of the Indemnitee to repay any Expenses advanced if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified against such Expenses. Any advances and undertakings to repay pursuant to this Section 6 shall be unsecured and interest free. Notwithstanding the foregoing, the obligation of the Company to advance Expenses pursuant to this Section 6 shall be subject to the condition that, if, when and to the extent that the Company determines that the Indemnitee would not be permitted to be indemnified under applicable law, the Company shall be entitled to be reimbursed, within thirty
(30) days of such determination, by the Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if the Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that the Indemnitee should be indemnified under applicable law, any determination made by the Company that the Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and the Indemnitee shall not be required to reimburse the Company for any advance of Expenses until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).

     7. Procedures and Presumptions for Determination of Entitlement to Indemnification. It is the intent of this Agreement to secure for the Indemnitee rights of indemnity that are as favorable as may be permitted under the law and public policy of the State of Delaware. Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether the Indemnitee is entitled to indemnification under this
Agreement:

          (a) To obtain indemnification (including, but not limited to, the advancement of Expenses and contribution by the Company) under this Agreement, the Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that the Indemnitee has requested indemnification.

          (b) Upon written request by the Indemnitee for indemnification pursuant to the first sentence of Section 7(a) hereof, a determination, if required by applicable law, with respect to the Indemnitee's entitlement thereto shall be made in the specific case by one of the following four methods: (i) by a majority vote of the Disinterested Directors, even though less than a quorum, or (ii) by a committee of such Disinterested Directors designated by majority vote of such Disinterested Directors, even though less than a quorum, or (iii) if there are no such Disinterested Directors, or if such Disinterested Directors so direct, by Independent Counsel in a written opinion, or (iv) in the absence of Disinterested Directors and at the election of the Indemnitee, by the stockholders.

          (c) If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7(b) hereof, the Independent Counsel shall be selected

                                       4

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as provided in this Section 7(c). Within 20 days of receiving a written request for Indemnification, the Company shall submit a list of three candidates from which the Indemnitee shall have 10 days to select one or to request a second list of three names, which the Company shall provide within 20 days of notification. If, within 60 days after submission by the Indemnitee of a written request for indemnification pursuant to Section 7(a) hereof, no Independent Counsel shall have been selected, either the Company or the Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, the person so appointed shall act as Independent Counsel under Section 7(b) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 7(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 7(c), regardless of the manner in which such Independent Counsel was selected or appointed.

          (d) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that the Indemnitee is entitled to indemnification under this Agreement if the Indemnitee has submitted a request for indemnification in accordance with Section 7(a) of this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.

          (e) The Indemnitee shall be deemed to have acted in good faith if the Indemnitee's action is based on the records or books of account of the Enterprise (as hereinafter defined), including financial statements, or on information supplied to the Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to the Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 7(e) are satisfied, it shall in any event be presumed that the Indemnitee has at all times acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.

          (f)  If the person, persons or entity empowered or selected under this
Section 7 to determine whether the Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 30 day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the person, persons or entity making the determination with

                                       5

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respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 7(f) shall not apply if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 7(b) of this Agreement and if
(A) within fifteen (15) days after receipt by the Company of the request for such determination the Board of Directors or the Disinterested Directors, if appropriate, resolve to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat.

          (g) The Indemnitee shall cooperate with the person, persons or entity making such determination with respect to the Indemnitee's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination. Any Independent Counsel, member of the Board of Directors, or stockholder of the Company shall act reasonably and in good faith in making a determination under this Agreement of the Indemnitee's entitlement to indemnification. Any costs or expenses (including attorneys' fees and disbursements) incurred by the Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to the Indemnitee's entitlement to indemnification) and the Company hereby indemnifies and agrees to hold the Indemnitee harmless therefrom.

          (h) The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any Proceeding to which the Indemnitee is a party is resolved in any manner other than by adverse judgment against the Indemnitee (including, without limitation, settlement of such Proceeding with or without payment of money or other consideration) it shall be presumed that the Indemnitee has been successful on the merits or otherwise in such Proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.

     8. Change in Control. If there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Continuing Directors) then with respect to all matters thereafter arising concerning the rights of the Indemnitee to indemnity payments and Expense advances or contribution amounts under this Agreement or any other agreement, the Company's Certificate of Incorporation, the Company's Bylaws or other applicable law in effect relating to claims for indemnifiable events, the provisions of clauses (i), (ii) and (iv) of Section 7(b) shall no longer be applicable and following such Change in Control, the Company shall seek legal advice only from Independent Counsel. The Independent Counsel, among other things, shall render its written opinion to the Company and the Indemnitee as to whether and to what extent the Indemnitee would be entitled to be indemnified under this Agreement or applicable law. The Company shall pay the reasonable fees of the Independent Counsel referred to above and may fully indemnify the Independent Counsel against any and all

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expenses (including attorneys' fees and disbursements), claims, liabilities and damages arising out of or relating to this Agreement.

     9.   Remedies of the Indemnitee.

          (a) In the event that (i) a determination is made pursuant to Section 7 of this Agreement that the Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to
Section 6 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 7(b) of this Agreement within 90 days after receipt by the Company of the request for indemnification,
(iv) payment of indemnification is not made pursuant to this Agreement within thirty (30) days after receipt by the Company of a written request therefor, or
(v) payment of indemnification is not made within thirty (30) days after a determination has been made that the Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 7 of this Agreement, the Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of his entitlement to such indemnification. The Indemnitee shall commence such proceeding seeking an adjudication within one year following the date on which the Indemnitee first has the right to commence such proceeding pursuant to this
Section 9(a). The Company shall not oppose the Indemnitee's right to seek any such adjudication.

          (b) In the event that a determination shall have been made pursuant to Section 7(b) of this Agreement that the Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 9 shall be conducted in all respects as a de novo trial, on the merits and the Indemnitee shall not be prejudiced by reason of the adverse determination under
Section 7(b).

          (c) If a determination shall have been made pursuant to Section 7(b) of this Agreement that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 9, absent a prohibition of such indemnification under applicable law.

          (d) In the event that the Indemnitee, pursuant to this Section 9, seeks a judicial adjudication of his rights under, or to recover damages for breach of, this Agreement, or to recover under any directors' and officers' liability insurance policies maintained by the Company, the Company shall pay on his behalf, in advance, any and all expenses (of the types described in the definition of Expenses in Section 16 of this Agreement) actually and reasonably incurred by him in such judicial adjudication, regardless of whether the Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery.

          (e) The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 9 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

     10.  Insurance.
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           (a)  The Company covenants and agrees that, as long as the Indemnitee shall continue to serve as a director or officer of the Company and thereafter so long as the Indemnitee shall be subject to any possible Proceeding, the Company, subject to Section 10(c) of this Agreement, shall promptly obtain and maintain in full force and effect directors' and officers' liability insurance ("D&O Insurance") in reasonable amounts from established and reputable insurers.

           (b) In all D&O Insurance policies, the Indemnitee shall be named as an insured in a manner that provides the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's directors and officers.

           (c) Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance if the Company determines in good faith that insurance is not reasonably available, the premium costs for insurance are disproportionate to the amount of coverage provided, the coverage provided by insurance is so limited by exclusions that it provides an insufficient benefit, or the Indemnitee is covered by similar insurance maintained by a subsidiary of the Company.

     11.   Non-Exclusivity; Survival of Rights; Subrogation.

           (a) The rights of indemnification and advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may at any time be entitled under applicable law, the certificate of incorporation of the Company, the Bylaws of the Company, any agreement, a vote of stockholders or Disinterested Directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of the Indemnitee under this Agreement in respect of any action taken or omitted by such the Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in Section 145 of the Delaware General Corporation Law, as amended, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Bylaws of the Company or this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

           (b) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

           (c) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

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     12.   Exception to Right of Indemnification. Notwithstanding any other provision of this Agreement, the Indemnitee shall not be entitled to indemnification under this Agreement with respect to any Proceeding brought by the Indemnitee, or any claim therein, unless (a) the bringing of such Proceeding or making of such claim shall have been approved by the Board of Directors of the Company or (b) such Proceeding is being brought by the Indemnitee to assert, interpret or enforce his rights under this Agreement, the Delaware General Corporation Law, as amended, or the Bylaws of the Company.

     13. Duration of Agreement. All agreements and obligations of the Company contained herein shall continue during the period the Indemnitee is an officer or director of the Company (or is or was serving at the request of the Company as a director, officer, employee and/or agent of another Enterprise) and shall continue thereafter so long as the Indemnitee shall be subject to any Proceeding (or any proceeding commenced under Section 9 hereof) by reason of his Corporate Status, whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives. This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as an officer or director of the Company or any other Enterprise at the Company's request.

     14. Security. To the extent requested by the Indemnitee and approved by the Board of Directors of the Company, the Company may at any time and from time to time provide security to the Indemnitee for the Company's obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to the Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee.

     15.   Enforcement.

           (a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce the Indemnitee to serve as an officer and/or director of the Company, and the Company acknowledges that the Indemnitee is relying upon this Agreement in serving as an officer or director of the Company.

           (b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

     16.   Definitions. For purposes of this Agreement:

           (a) A "Change of Control" shall be deemed to have occurred if (i) any "person" (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of shares of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of

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the total voting power represented by the Company's then outstanding voting securities, or (ii) during any period of two consecutive years, individuals ("Continuing Directors") who at the beginning of the two year period constitute the Board of Directors of the Company or whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such a merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting securities of the Company or the surviving entity outstanding immediately after the merger or consolidation, or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all the Company's assets.

           (b) "Corporate Status" describes the status of a person who is or was a director, officer, employee and/or agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the express written request of the Company.

           (c) "Disinterested Director" means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

           (d) "Enterprise" shall mean the Company and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise of which the Indemnitee is or was serving at the express written request of the Company as a director, officer, employee, agent or fiduciary.

           (e) "Expenses" shall include all reasonable attorneys' fees, paralegal fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding.

           (f) "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or its affiliates or the Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or
(ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee's rights under this Agreement. The Company agrees to pay the

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

reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

           (g) "Proceeding" includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which the Indemnitee was, is or will be involved as a party or otherwise, by reason of the fact that the Indemnitee is or was an officer or director of the Company, by reason of any action taken by him or of any inaction on his part while acting as an officer or director of the Company, or by reason of the fact that he is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other Enterprise, in each case whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement.

     17. Severability. If any provision or provisions of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, illegal or otherwise unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; and
(b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

     18. Modification and Waiver. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     19. Notice by Indemnitee. The Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder. The failure to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the Company.

     20. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

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

           (a) If to the Indemnitee, to the address set forth below the Indemnitee's signature hereto.

           (b)  If to the Company, to:

                    Red Robin Gourmet Burgers, Inc.
                    5575 DTC Parkway, Suite 110
                    Greenwood Village, Colorado 80111
                    Attention: Michael J. Snyder, Chief Executive Officer With a copy to: John W. Grant, General Counsel or to such other address as may have been furnished to the Indemnitee by the Company or to the Company by the Indemnitee, as the case may be.

     21. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

     22. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

     23. Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without application of the conflict of laws principles thereof.

     24. Gender. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.


                  [Remainder of Page Intentionally Left Blank]

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

                                            COMPANY:

                                            Red Robin Gourmet Burgers, Inc.,
                                            a Delaware corporation


                                            By: ________________________________
                                            Name:
                                            Title:



                                            INDEMNITEE:


                                            ____________________________________
                                            [insert name]

                                            Address:____________________________
                                            ____________________________________
                                            ____________________________________

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